UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2025

HELIO CORPORATION
(Exact name of registrant as specified in its charter)

Florida	333-284062	47-2813168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2448 Sixth Street, Berkeley, California 94710
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 545-2666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On July 2, 2025, Helio Corporation (the “Company”) entered into separate Stockholder Pledge Agreements (the “Pledge Agreements”) with Joseph Pitman, the Company’s former director and executive officer, and Paul Turin, the Company’s current director and Chief Operating Officer (together, the “Pledgors”), and with Blackwolf Venture Group LLC and Sean Wolf (collectively, the “Secured Party”), to secure the Company’s obligations under two outstanding promissory notes previously issued to the Secured Party in the aggregate principal amount of $900,000 (the “Notes”).

Pursuant to the Pledge Agreements, each Pledgor pledged 1,000,000 shares of the Company’s common stock as collateral. The Pledge Agreements require the pledged shares to maintain a collateral coverage ratio equal to 400% of the outstanding principal amount of the Notes, based on a $4.00 per share valuation. If the Secured Party delivers a collateral call notice due to a decline in the value of the pledged shares or a dilution event, the Pledgors or the Company are required to provide additional shares. Failure to do so may constitute an event of default under the Notes.

The Pledge Agreements recite that the Company failed to make an interest payment on the Notes, which constituted an event of default. The Company disagrees with this recital. Under the Notes, interest payments are due within fifteen (15) days after the end of each fiscal quarter. The Company made its interest payment for the quarter ended June 30, 2025 on July 3, 2025, within the required time frame. The Company believes that this inaccuracy in the recitals of the Pledge Agreements is material.

The foregoing description of the Pledge Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As noted under Item 1.01 above, the Pledge Agreements recite that the Company failed to make an interest payment on the Notes, which constituted an event of default. The Company disagrees with this recital. Under the Notes, interest payments are due within fifteen (15) days after the end of each fiscal quarter. The Company made its interest payment for the quarter ended June 30, 2025 on July 3, 2025, within the required time frame. The Company believes that this inaccuracy in the recitals of the Pledge Agreements is material.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Stockholder Pledge Agreement, dated July 2, 2025, by and among Joseph Pitman, as the Pledgor, Helio Corporation, Blackwolf Venture Group LLC, Sean Wolf, and each Pledgor
10.2	Stockholder Pledge Agreement, dated July 2, 2025, by and among Paul Turin, as the Pledgor, Helio Corporation, Blackwolf Venture Group LLC, Sean Wolf, and each Pledgor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIO CORPORATION

Date: August 26, 2025	By:	/s/ Gregory T. Delory
	Name:	Gregory T. Delory
	Title:	Chief Executive Officer

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